UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – March 24, 2008

Energy Future Holdings Corp.
 (Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)

214-812-4600
(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2008, Mr. David P. Poole, the Company’s Executive Vice President and General Counsel, gave notice to Energy Future Holdings Corp. (the “Company”) that he would resign and leave the Company effective March 31, 2008. Mr. Poole resigned as General Counsel of the Company on March 24, 2008 and will resign as Executive Vice President of the Company on March 31, 2008. Mr. Poole’s departure is not related in any manner to any past, present or contemplated accounting, finance or legal issue related to the Company or its subsidiaries or to any disagreement with the Company’s board of directors or management over any issue or policy. Rather, Mr. Poole departs in good standing with the Company and is leaving solely to pursue other personal and professional opportunities. Mr. Poole previously discussed with the Company his possible resignation to pursue such opportunities shortly after the closing of the merger but, in order to help the Company through a post merger transition period, agreed to remain with the Company until the Company found a new General Counsel. On March 24, 2008, the Company hired Robert C. Walters to serve as the Company's Executive Vice President and General Counsel. Prior to becoming the Company’s Executive Vice President and General Counsel, Mr. Walters was a senior partner and management committee member in the Dallas office of the law firm of Vinson & Elkins.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President and Controller

Dated: March 28, 2008

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